EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leah Nivison, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2015-GC34 (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, U.S. Bank National Association, as Trustee, U.S. Bank National Association, as Certificate Administrator, U.S. Bank National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Berkeley Point Capital LLC, as Primary Servicer, Wells Fargo Bank, National Association, as Primary Servicer for the Illinois Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Illinois Center Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Illinois Center Mortgage Loan, Citibank, N.A., as Certificate Administrator for the Illinois Center Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Illinois Center Mortgage Loan, Situs Holdings, LLC, as Operating Advisor for the Illinois Center Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Illinois Center Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Illinois Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Hammons Hotel Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Hammons Hotel Portfolio Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Hammons Hotel Portfolio Mortgage Loan, Citibank, N.A., as Certificate Administrator for the Hammons Hotel Portfolio Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Hammons Hotel Portfolio Mortgage Loan, Situs Holdings, LLC, as Operating Advisor for the Hammons Hotel Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Hammons Hotel Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Hammons Hotel Portfolio Mortgage Loan, Wells

Fargo Bank, National Association, as Primary Servicer for the Hyatt Place Texas Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Hyatt Place Texas Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hyatt Place Texas Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Hyatt Place Texas Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hyatt Place Texas Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the Hyatt Place Texas Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Hyatt Place Texas Portfolio Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Hyatt Place Texas Portfolio Mortgage Loan.

Dated: March 28, 2017

/s/ Leah Nivison

Chief Executive Officer

(senior officer in charge of securitization of the depositor)